UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

March 1, 2006

Date of Report (Date of earliest event reported)

AAMES INVESTMENT CORPORATION

(Exact name of Registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

1-32340	34-1981408
(Commission File Number)	(IRS employer identification no.)

350 South Grand Ave, 43rd Floor

Los Angeles, CA 90071

(Address of principal executive offices)(Zip Code)

(323) 210-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 1, 2006, Aames Investment Corporation entered into the Amendment No. 4 to Master Repurchase Agreement among Aames Investment Corporation, certain of its subsidiaries and Bear Stearns Mortgage Capital Corporation to modify certain financial covenants.

On March 1, 2006, Aames Investment Corporation entered into Amendment Number Eight to the Warehouse Loan and Security Agreement among Aames Investment Corporation, certain of its subsidiaries and Greenwich Capital Financial Products, Inc. to modify certain financial covenants and extend the termination date to April 3, 2006.

On March 1, 2006, Aames Investment Corporation entered into Amendment Number Three to the Amended and Restated Master Loan and Security Agreement Dated as of April 28, 2005 among Aames Investment Corporation, one of its subsidiaries and Citigroup Global Markets Realty Corp. to modify certain financial covenants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAMES INVESTMENT CORPORATION

By:	/s/ John F. Madden, Jr.
John F. Madden, Jr. Executive Vice President, General Counsel and Secretary

Dated: March 3, 2006